E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS SECOND QUARTER 2026 RESULTS;
RAISES FULL-YEAR GUIDANCE

•2Q 2026 operating revenue of $49.8 billion, up 0.8% from 2Q 2025
•2Q 2026 diluted EPS1 of $6.71 and adjusted diluted EPS2 of $7.45; results were supported by favorable benefit expense performance and an approximately $0.80 per share net below-the-line benefit
•FY 2026 diluted EPS1 guidance raised to at least $20.10; adjusted diluted EPS2 guidance raised to at least $27.00, reflecting strong second quarter operating results
•Accelerating targeted investments in capabilities that lower healthcare costs, simplify the member and provider experience, and strengthen Carelon's integrated solutions
•FY 2026 operating cash flow guidance raised to at least $6.0 billion

Indianapolis, IN - July 15, 2026 - Elevance Health, Inc. (NYSE: ELV) reported second quarter 2026 results ahead of expectations.

"Our second quarter results exceeded our outlook, supported by disciplined execution and improved operating performance across our diversified portfolio. We are raising our 2026 adjusted EPS guidance to at least $27.00 and accelerating targeted investments in the capabilities that matter most: medical cost management, member experience, provider connectivity, operating efficiency, and Carelon’s value-based solutions. These actions will strengthen how we operate, improve consistency over time, and reinforce our confidence in returning to at least 12% adjusted EPS growth in 2027 off our 2026 earnings baseline.”

Gail K. Boudreaux
President and Chief Executive Officer

1.Earnings per diluted share ("EPS").
2.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2026	June 30, 2025

Operating Revenue[1]	$49.8	$49.4
Operating Gain[1,2]	$1.8	$2.4
Adjusted Operating Gain[1,3]	$1.8	$2.5

Operating Margin[1]	3.5%	4.9%
Adjusted Operating Margin[1,3]	3.6%	5.0%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended June 30, 2026, and June 30, 2025, include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three months ended June 30, 2026, and June 30, 2025, exclude items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $49.8 billion in the second quarter of 2026, an increase of $0.4 billion compared to the prior year quarter. This was driven by higher premium yields in our Health Benefits segment and growth in CarelonRx product revenue, partially offset by anticipated declines in our Medicare Advantage, Medicaid, and Employer Group risk membership.
The benefit expense ratio of 89.7 percent increased 80 basis points year over year, driven by expected elevated medical cost trend in our Government businesses, partially offset by improved performance in Individual ACA compared to the prior year.
Days in Claims Payable stood at 45.4 days as of June 30, 2026, a decrease of 1.2 days from March 31, 2026 and an increase of 2.9 days year over year.
The operating expense ratio was 11.1 percent. The adjusted operating expense ratio was 11.0 percent, an increase of 100 basis points, driven primarily by targeted investments in our workforce and in capabilities that support our long-term operating model. We continue to manage expenses thoughtfully while investing in the priorities that strengthen enterprise performance over time.

Cash Flow & Balance Sheet
Operating cash flow of $1.9 billion in the quarter reflects timing of a state Medicaid pass-through payment and underlying business strength. As of June 30, 2026, cash and investments at the parent company totaled approximately $2.1 billion.

During the second quarter of 2026, the Company repurchased 0.7 million shares of its common stock for $234 million, at a weighted average price of $344.62, and paid a quarterly dividend of $1.72 per share, representing a distribution of cash totaling $373 million. As of June 30, 2026, the Company had approximately $5.3 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2026	June 30, 2025

Operating Revenue[1]	$42.7	$41.6
Operating Gain[1]	$0.9	$1.6
Operating Margin[1]	2.1%	3.8%

1.See “Basis of Presentation” on page 5 herein.

Health Benefits segment operating revenue was $42.7 billion in the second quarter of 2026, an increase of $1.1 billion, or 3 percent compared to the prior year quarter, driven primarily by higher premium yields, partially offset by expected declines in our Medicare Advantage, Medicaid, and Employer Group risk membership.
Operating gain was $0.9 billion, a decrease year over year, reflecting higher benefit expense and targeted investments to support our workforce and strengthen enterprise performance, partially offset by operating revenue growth.
Medical membership of approximately 44.9 million as of June 30, 2026 decreased by 469 thousand sequentially, driven by a known commercial fee-based customer transition and anticipated attrition in our Individual ACA and Medicaid membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	June 30, 2026	June 30, 2025

Operating Revenue[1]	$19.2	$18.1
Operating Gain[1]	$0.9	$0.9
Operating Margin[1]	4.9%	5.2%

1.See “Basis of Presentation” on page 5 herein.

Operating revenue for Carelon was $19.2 billion in the second quarter of 2026, an increase of $1.1 billion, or 6 percent compared to the prior year quarter. Growth was driven by the scaling of Carelon Services risk-based solutions and CarelonRx product revenue.
Operating gain for Carelon totaled $0.9 billion, an increase of 1 percent year over year, reflecting improved profitability in our specialty pharmacy.

Quarterly Dividend
On July 14, 2026, the Audit Committee of the Company's Board of Directors declared a third quarter 2026 dividend to shareholders of $1.72 per share. The third quarter dividend is payable on September 25, 2026, to shareholders of record at the close of business on September 10, 2026.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve approximately 104 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s second quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	800-391-9853 (Domestic Replay)
312-470-0178 (International)	203-369-3269 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on August 14, 2026. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year-to-Date Ended June 30, 2026

•Membership and Other Metrics
•Quarterly & Year-to-Date Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments & Health Benefits Revenue Details
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	June 30, 2026	June 30, 2025	March 31, 2026	June 30, 2025	March 31, 2026
Individual	1,317	1,348	1,424	(2.3)%	(7.5)%
Employer Group Risk-Based	3,417	3,615	3,439	(5.5)%	(0.6)%
Commercial Risk-Based	4,734	4,963	4,863	(4.6)%	(2.7)%
BlueCard®	6,582	6,570	6,579	0.2%	—%
Employer Group Fee-Based	20,931	20,584	21,170	1.7%	(1.1)%
Commercial Fee-Based	27,513	27,154	27,749	1.3%	(0.9)%
Medicare Advantage	1,897	2,255	1,899	(15.9)%	(0.1)%
Medicare Supplement	893	874	888	2.2%	0.6%
Total Medicare	2,790	3,129	2,787	(10.8)%	0.1%
Medicaid	8,358	8,733	8,456	(4.3)%	(1.2)%
Federal Employee Program	1,554	1,642	1,563	(5.4)%	(0.6)%
Total Medical Membership	44,949	45,621	45,418	(1.5)%	(1.0)%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	80.9	83.3	80.3	(2.9)%	0.7%
Carelon Services Consumers Served	92.4	97.3	92.9	(5.0)%	(0.5)%

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended June 30				Six Months Ended June 30
	2026	2025		Change	2026	2025		Change

Revenues
Premiums	$41,279	$41,271		—%	$82,303	$82,158		0.2%
Product revenue	6,264	6,042		3.7%	12,489	11,851		5.4%
Service fees	2,283	2,108		8.3%	4,528	4,177		8.4%
Total operating revenue	49,826	49,421		0.8%	99,320	98,186		1.2%
Net investment income	704	486		44.9%	1,469	1,076		36.5%
Net losses on financial instruments	(56)	(131)		NM	(134)	(595)		NM
Total revenues	50,474	49,776		1.4%	100,655	98,667		2.0%
Expenses
Benefit expense	37,024	36,706		0.9%	72,639	72,018		0.9%
Cost of products sold	5,492	5,293		3.8%	10,955	10,276		6.6%
Operating expense	5,547	4,997		11.0%	11,877	10,297		15.3%
Interest expense	364	341		6.7%	721	685		5.3%
Amortization of other intangible assets	110	147		(25.2)%	222	302		(26.5)%
Total expenses	48,537	47,484		2.2%	96,414	93,578		3.0%

Income before income tax expense	1,937	2,292		(15.5)%	4,241	5,089		(16.7)%

Income tax expense	483	548		(11.9)%	1,027	1,161		(11.5)%
Net income	1,454	1,744		(16.6)%	3,214	3,928		(18.2)%

Net loss (gain) attributable to noncontrolling interests	9	(1)		NM	13	(2)		NM
Shareholders' net income	$1,463	$1,743		(16.1)%	$3,227	$3,926		(17.8)%
Shareholders' earnings per diluted share	$6.71	$7.72		(13.1)%	$14.73	$17.33		(15.0)%
Diluted shares	217.9	225.8		(3.5)%	219.1	226.5		(3.3)%

Benefit expense as a percentage of premiums	89.7%	88.9%	80	bp	88.3%	87.7%	60	bp
Operating expense as a percentage of total operating revenue	11.1%	10.1%	100	bp	12.0%	10.5%	150	bp
Income before income tax expense as a percentage of total revenue	3.8%	4.6%	(80)	bp	4.2%	5.2%	(100)	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,232	$9,491
Fixed maturity and equity securities	27,282	26,624
Premium and other receivables	23,392	21,542
Other current assets	6,278	5,344
Total current assets	67,184	63,001

Long-term investments	12,389	11,960
Property and equipment, net	4,645	4,679
Goodwill and other intangible assets	39,322	39,544
Other noncurrent assets	2,898	2,310
Total assets	$126,438	$121,494

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$18,463	$17,084
Short-term borrowings	—	150
Current portion of long-term debt	375	1,099
Other current liabilities	25,416	22,702
Total current liabilities	44,254	41,035

Long-term debt, less current portion	30,669	30,797
Other noncurrent liabilities	6,493	5,636
Total liabilities	81,416	77,468

Total shareholders’ equity	44,883	43,882
Noncontrolling interests	139	144
Total equity	45,022	44,026
Total liabilities and equity	$126,438	$121,494

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Six Months Ended June 30
	2026	2025

Operating activities
Net income	$3,214	$3,928
Depreciation and amortization	720	753
Share-based compensation	130	162
Changes in operating assets and liabilities	2,700	(2,003)
Other non-cash items	(519)	231
Net cash provided by operating activities	6,245	3,071

Investing activities
Sales and maturities of investments, net of purchases (purchases of investments, net of sales and maturities)	(813)	329
Purchases of subsidiaries, net of cash acquired	5	54
Purchases of property and equipment	(522)	(463)
Other, net	(153)	(504)
Net cash used in investing activities	(1,483)	(584)

Financing activities
Net change in short-term and long-term borrowings	(900)	(1,255)
Repurchase and retirement of common stock	(1,358)	(1,258)
Cash dividends	(749)	(771)
Other, net	(1,002)	1,067
Net cash used in financing activities	(4,009)	(2,217)

Effect of foreign exchange rates on cash and cash equivalents	(12)	2

Change in cash and cash equivalents	741	272
Cash and cash equivalents at beginning of period	9,491	8,288

Cash and cash equivalents at end of period	$10,232	$8,560

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Details
(Unaudited)

(In millions)	Three Months Ended June 30			Six Months Ended June 30
	2026	2025	Change	2026	2025	Change

Operating Revenue
Health Benefits	$42,720	$41,582	2.7%	$85,210	$83,013	2.6%
CarelonRx	11,250	10,643	5.7%	21,850	20,759	5.3%
Carelon Services	7,975	7,441	7.2%	15,340	13,977	9.8%
Corporate & Other	6	232	(97.4)%	10	397	(97.5)%
Eliminations	(12,125)	(10,477)	NM6	(23,090)	(19,960)	NM6
Total Operating Revenue[1]	$49,826	$49,421	0.8%	$99,320	$98,186	1.2%

Operating Gain (Loss)
Health Benefits	$896	$1,560	(42.6)%	$3,053	$3,777	(19.2)%
CarelonRx	582	536	8.6%	1,164	1,138	2.3%
Carelon Services	366	400	(8.5)%	836	891	(6.2)%
Corporate & Other[2,3]	(81)	(71)	NM6	(1,204)	(211)	NM6
Total Operating Gain[1,4]	$1,763	$2,425	(27.3)%	$3,849	$5,595	(31.2)%

Operating Margin
Health Benefits	2.1%	3.8%	(170) bp	3.6%	4.5%	(90) bp
CarelonRx	5.2%	5.0%	20 bp	5.3%	5.5%	(20) bp
Carelon Services	4.6%	5.4%	(80) bp	5.4%	6.4%	(100) bp
Total Operating Margin[1]	3.5%	4.9%	(140) bp	3.9%	5.7%	(180) bp

Health Benefits Revenue Details

(In millions)	Three Months Ended June 30			Six Months Ended June 30
	2026	2025	Change	2026	2025	Change
Health Benefits Operating Revenue
Commercial	$13,561	$12,453	8.9%	$26,799	$24,805	8.0%
Individual[5]	2,720	2,328	16.8%	5,260	4,689	12.2%
Medicare	10,962	11,446	(4.2)%	21,953	22,852	(3.9)%
Medicaid	14,444	13,911	3.8%	28,724	27,954	2.8%
Federal Employee Program	3,753	3,772	(0.5)%	7,734	7,402	4.5%
Total Health Benefits Operating Revenue[1]	$42,720	$41,582	2.7%	$85,210	$83,013	2.6%
1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and six months ended June 30, 2026 included $44 and $91 million, respectively, of transaction and integration related costs, and $11 and $18 million, respectively, of litigation and settlement expenses. Operating Gain for the six months ended June 30, 2026 also included $935 million for the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026, and $129 million of business optimization program charges. All adjustments for the three and six month periods reside in the Corporate & Other reportable segment.
3.Operating Gain for the three and six months ended June 30, 2025, included $53 and $133 million, respectively, of transaction and integration related costs and $10 and $15 million, respectively, of litigation and settlement expenses, which reside in the Corporate & Other reportable segment.
4.Operating Gain for the three and six months ended June 30, 2026, and June 30, 2025, include items excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
5.The Individual business, including ACA products, is reported as part of Commercial Operating Revenue.
6."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Six Months Ended June 30		Years Ended December 31
	2026	2025	2025	2024	2023
(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$16,829	$15,580	$15,580	$15,865	$15,348
Ceded medical claims payable, beginning of period	(48)	(13)	(13)	(7)	(6)
Net medical claims payable, beginning of period	16,781	15,567	15,567	15,858	15,342

Business combinations and purchase adjustments	—	182	344	143	—

Net incurred medical claims:
Current year	71,743	71,090	145,566	125,370	121,798
Prior years redundancies[1]	(1,195)	(1,065)	(1,290)	(1,731)	(1,571)
Total net incurred medical claims	70,548	70,025	144,276	123,639	120,227

Net payments attributable to:
Current year medical claims	56,610	57,117	130,265	110,930	107,146
Prior years medical claims	12,619	11,802	13,141	13,143	12,565
Total net payments	69,229	68,919	143,406	124,073	119,711

Net medical claims payable, end of period	18,100	16,855	16,781	15,567	15,858
Ceded medical claims payable, end of period	44	16	48	13	7
Gross medical claims payable, end of period[2]	$18,144	$16,871	$16,829	$15,580	$15,865

Current year medical claims paid as a percentage of current year net incurred medical claims	78.9%	80.3%	89.5%	88.5%	88.0%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	7.7%	7.3%	9.0%	12.3%	11.4%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	0.8%	0.9%	1.0%	1.4%	1.4%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Diluted EPS,” “Adjusted Operating Expense Ratio,” “Adjusted Operating Gain,” “Adjusted Operating Margin,” “Adjusted Shareholders’ Net Income,” and “Adjusted Operating Expense”. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue,” “Operating Gain/Loss,” and “Operating Margin”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of reportable segments operating gain to income before income tax expense is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding.

	Three Months Ended June 30			Six Months Ended June 30
(In millions, except per share data)	2026	2025	Change	2026	2025	Change
Shareholders' net income	$1,463	$1,743	(16.1)%	$3,227	$3,926	(17.8)%
Add / (Subtract):
Amortization of other intangible assets	110	147		222	302
Net losses on financial instruments	56	131		134	595
Transaction and integration related costs[1]	44	53		91	133
Litigation and settlement expenses[1]	11	10		18	15
Accrual related to CMS notice[1,2]	—	—		935	—
Business optimization program charges[1]	—	—		129	—
Tax impact of non-GAAP adjustments	(60)	(87)		(360)	(255)
Net adjustment items	161	254		1,169	790
Adjusted shareholders' net income	$1,624	$1,997	(18.7)%	$4,396	$4,716	(6.8)%

Shareholders' earnings per diluted share	$6.71	$7.72	(13.1)%	$14.73	$17.33	(15.0)%
Add / (Subtract):
Amortization of other intangible assets	0.50	0.65		1.01	1.33
Net losses on financial instruments	0.26	0.58		0.61	2.63
Transaction and integration related costs[1]	0.20	0.23		0.42	0.59
Litigation and settlement expenses[1]	0.05	0.04		0.08	0.07
Accrual related to CMS notice[1,2]	—	—		4.27	—
Business optimization program charges[1]	—	—		0.59	—
Tax impact of non-GAAP adjustments	(0.28)	(0.39)		(1.64)	(1.13)
Net adjustment items	0.74	1.12		5.33	3.49
Adjusted shareholders' earnings per diluted share	$7.45	$8.84	(15.7)%	$20.06	$20.82	(3.7)%

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2026	2025	Change	2026	2025	Change

Income before income tax expense	$1,937	$2,292	(15.5)%	$4,241	$5,089	(16.7)%
Net investment income	(704)	(486)		(1,469)	(1,076)
Interest expense	364	341		721	685
Amortization of other intangible assets	110	147		222	302
Net losses on financial instruments	56	131		134	595
Reportable segments operating gain	$1,763	$2,425	(27.3)%	$3,849	$5,595	(31.2)%
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item represents the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2026	2025	Change	2026	2025	Change

Reportable segments operating gain	$1,763	$2,425	(27.3)%	$3,849	$5,595	(31.2)%
Add / (Subtract):
Transaction and integration related costs[1]	44	53		91	133
Litigation and settlement expenses[1]	11	10		18	15
Accrual related to CMS notice[1,2]	—	—		935	—
Business optimization program charges[1]	—	—		129	—
Net adjustment items	55	63		1,173	148
Reportable segments adjusted operating gain	$1,818	$2,488	(26.9)%	$5,022	$5,743	(12.6)%

Operating revenue	$49,826	$49,421	0.8%	$99,320	$98,186	1.2%

Operating margin	3.5%	4.9%	(140) bp	3.9%	5.7%	(180) bp
Adjusted operating margin	3.6%	5.0%	(140) bp	5.1%	5.8%	(70) bp

	Three Months Ended June 30			Six Months Ended June 30
(In millions)	2026	2025	Change	2026	2025	Change
Operating expense	$5,547	$4,997	11.0%	$11,877	$10,297	15.3%
Add / (Subtract):
Transaction and integration related costs[1]	(44)	(53)		(91)	(133)
Litigation and settlement expenses[1]	(11)	(10)		(18)	(15)
Accrual related to CMS notice[1,2]	—	—		(935)	—
Business optimization program charges[1]	—	—		(129)	—
Net adjustment items	(55)	(63)		(1,173)	(148)
Adjusted operating expense	$5,492	$4,934	11.3%	$10,704	$10,149	5.5%

Operating revenue	$49,826	$49,421	0.8%	$99,320	$98,186	1.2%

Operating expense ratio	11.1%	10.1%	100 bp	12.0%	10.5%	150 bp
Adjusted operating expense ratio	11.0%	10.0%	100 bp	10.8%	10.3%	50 bp

	Full Year 2026 Outlook
Shareholders' earnings per diluted share	At least $20.10
Add / (Subtract):
Accrual related to CMS notice[1,2]	$4.27
Amortization of other intangible assets[3]	$2.00
Net losses on financial instruments[3]	$1.15
Transaction and integration related costs[1,3]	$0.90
Business optimization program charges[1]	$0.59
Litigation and settlement expenses[1,3]	$0.10
Tax impact of non-GAAP adjustments[3]	Approximately ($2.11)
Net adjustment items	$6.90
Adjusted shareholders' earnings per diluted share	At least $27.00
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Adjustment item represents the Company's current best estimate of the identified potential exposure for certain historical Medicare Advantage risk adjustment data related to the CMS notice to the Company dated February 27, 2026.
3.Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan,” "potential," "predict" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems, or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity or sentiment related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.